Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated February 10, 2004, in Amendment No. 1 to the Registration Statement (Form S-1 No. 333-120151) and related Prospectus of Tempur-Pedic International Inc. for the registration of 11,500,000 shares of its common stock.

/S/    ERNST & YOUNG LLP

Louisville, Kentucky

November 8, 2004